As filed with the Securities and Exchange Commission on March 27, 2008

Registration No. 333-124714

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNICON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-2269490
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

(215) 830-0777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teresa O. Lipcsey

Vice President and Corporate Controller

Immunicon Corporation

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

(215) 830-0777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

James W. McKenzie, Jr., Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [    ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [    ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [    ]

If( this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [    ]

DEREGISTRATION OF SECURITIES

Immunicon Corporation (the “Company”) files this post-effective amendment to the registration statement on Form S-3 (File No. 333-124714) to deregister securities which were registered under such registration statement but were not sold thereunder. The registration statement registered shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock, warrants to purchase preferred stock, warrants to purchase debt securities, depositary shares, stock purchase contracts, and stock purchase units (collectively, the “Securities”), which Securities have an aggregate initial offering price of $75,000,000. All remaining unsold Securities are hereby deregistered.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Huntingdon Valley, Commonwealth of Pennsylvania, on March 27, 2008.

IMMUNICON CORPORATION

By:	/s/ Byron D. Hewett
Name:	Byron D. Hewett
Title:	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following officers and directors in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Byron D. Hewett
Byron D. Hewett	Director, President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 27, 2008

/s/ Teresa O. Lipcsey
Teresa O. Lipcsey, CPA	Vice President, Corporate Controller (Principal Financial Officer and Principal Accounting Officer)	March 27, 2008

/s/ J. William Freytag
J. William Freytag, Ph.D.	Director	March 27, 2008

/s/ Jonathan Cool
Jonathan Cool	Director	March 27, 2008

/s/ Brian J. Geiger
Brian J. Geiger	Director	March 27, 2008

/s/ Zola P. Horovitz
Zola P. Horovitz, Ph.D.	Director	March 27, 2008

/s/ Allen J. Lauer
Allen J. Lauer	Director	March 27, 2008

/s/ Elizabeth E. Tallett
Elizabeth E. Tallett	Director	March 27, 2008